Exhibit 3.01.1

RESTATED CERTIFICATE OF INCORPORATION

OF

VOCERA COMMUNICATIONS, INC.

Vocera Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.         The name of this Corporation is Vocera Communications, Inc. The date of filing of this Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 16, 2000. The Corporation’s Certificate of Incorporation has been amended and/or restated on several occasions since such filing date.

2.         The Board of Directors of this Corporation duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation, as amended, of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution provided that the Amended and Restated Certificate of Incorporation, as amended, of this Corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

3.         This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.

4.         This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this          day of March, 2012.

By:
Robert Zollars Chief Executive Officer

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

VOCERA COMMUNICATIONS, INC.

ARTICLE I

The name of the Corporation is Vocera Communications, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Effective upon the filing of this Restated Certificate of Incorporation, every six (6) outstanding shares of Common Stock and Preferred Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock and Preferred Stock, respectively, of the Corporation, each with $0.0003 par value, (the “Stock Split”). No further adjustment of any conversion rate, preference, price or right set forth in this Article IV shall be made as a result of the Stock Split, as all share amounts, amounts per share and per share numbers set forth in this Restated Certificate of Incorporation have been appropriately adjusted to reflect the Stock Split. No fractional share shall be issued in connection with the Stock Split and the Corporation shall pay in cash the fair value of such fractional share without interest and as determined in good faith by the Corporation’s Board of Directors when those entitled to receive such fractional shares are determined.

A.         Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock” both of which have a par value of three one-thousandths of one cent ($0.0003) per share. The total number of shares of Preferred Stock authorized is twenty-six million thirteen thousand seven hundred forty-three (26,013,743). The total number of shares of Common Stock authorized is thirty million four hundred twenty-three thousand two hundred ninety-seven (30,423,297).

The Preferred Stock may be issued from time to time in one or more series. The first series of Preferred Stock shall be comprised of five hundred ten thousand three hundred fifty-four (510,354) shares, designated as “Series A Preferred Stock.” The second series of Preferred Stock shall be comprised of eight hundred ninety-six thousand four hundred sixty-four (896,464) shares, designated as “Series B Preferred Stock.” The third series of Preferred Stock shall be comprised of four million two hundred thirty-five thousand eighty-seven (4,235,087) shares, designated as “Series C Preferred Stock”. The fourth series of Preferred Stock shall be comprised of three million four hundred eighty-three thousand three hundred thirty-three (3,483,333) shares, designated as “Series D Preferred Stock.” The fifth series of

Preferred Stock shall be comprised of one million seven hundred ninety-one thousand six hundred sixty-six (1,791,666) shares, designated as “Series E Preferred Stock.” The sixth series of Preferred Stock shall be comprised of two million eighty-nine thousand nine hundred sixty-four (2,089,964) shares, designated as “Series F Preferred Stock.” The seventh series of Preferred Stock shall be comprised of five hundred ten thousand three hundred fifty-four (510,354) shares, designated as “Series A1 Preferred Stock.” The eighth series of Preferred Stock shall be comprised of eight hundred ninety-six thousand four hundred sixty-four (896,464) shares, designated as “Series B1 Preferred Stock.” The ninth series of Preferred Stock shall be comprised of four million two hundred thirty-five thousand eighty-seven (4,235,087) shares, designated as “Series C1 Preferred Stock.” The tenth series of Preferred Stock shall be comprised of three million four hundred eighty-three thousand three hundred thirty-three (3,483,333) shares, designated as “Series D1 Preferred Stock.” The eleventh series of Preferred Stock shall be comprised of one million seven hundred ninety-one thousand six hundred sixty-six (1,791,666) shares, designated as “Series E1 Preferred Stock.” The twelfth series of Preferred Stock shall be comprised of two million eight-nine thousand nine hundred sixty-four (2,089,964) shares, designated as “Series F-1 Preferred Stock.

B.         Rights, Preferences, Privileges and Restrictions of Preferred Stock and Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock and the Common Stock are as follows:

1.         Dividend Provisions. The holders of each share of each series of Preferred Stock shall be entitled to receive in each calendar year, when, as and if declared by the Board, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of an amount equal to eight percent (8%) of the applicable Original Issue Price (as defined herein) for such series of Preferred Stock, in each case appropriately adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like (each a “Recapitalization Event”), payable in preference and priority to any payment of any dividend on Common Stock (other than a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock (hereinafter referred to as a “Common Stock Dividend”)). The right to such dividends on Preferred Stock shall not be cumulative. No dividends shall be paid on any Common Stock (other than a Common Stock Dividend) unless all then declared but unpaid dividends have been paid with respect to all outstanding shares of Preferred Stock. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Dividends shall be declared and paid upon a liquidation, dissolution or winding up of the Corporation as provided in Section 2 below. No dividends shall be declared or paid on any Common Stock (other than a Common Stock Dividend) unless an equal dividend is contemporaneously or previously paid with respect to all outstanding shares of Preferred Stock on an as-converted basis.

2.         Preference on Liquidation.

(a)         In the event of the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made first to the holders of Series F Preferred Stock and Series Fl Preferred Stock on a pari passu basis, prior and in preference to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series Cl Preferred Stock, Series D Preferred Stock, Series DI Preferred Stock, Series E Preferred Stock, Series El Preferred Stock and Common Stock, in an amount equal to $7.4652 per share of Series F Preferred Stock then held by such holder (the “Original Series F Issue Price”) and $7.4652 per share of Series Fl Preferred Stock then held by such holder (the “Original Series Fl Issue Price”) plus an amount equal to all declared and unpaid dividends with respect thereto (subject to adjustment of such fixed dollar amounts for any Recapitalization Event). If upon the occurrence of such event, the assets and funds available for distribution are insufficient to permit the payment to the holders of Series F Preferred Stock and Series Fl Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders will be distributed among the holders of the Series F Preferred Stock and Series F1 Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 2(a).

(b)         After payment has been made to the holders of Series F Preferred Stock and Series Fl Preferred Stock pursuant to Section 2(a), the holders of Series E Preferred Stock and Series El Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series Cl Preferred Stock, Series D Preferred Stock, Series D1 Preferred Stock and Common Stock, an amount equal to $6.6114 per share of Series E Preferred Stock then held by such holder (the “Original Series E Issue Price”) and $6.6114 per share of Series El Preferred Stock then held by such holder (the “Original Series E1 Issue Price”) plus an amount equal to all declared and unpaid dividends with respect thereto (subject to adjustment of such fixed dollar amounts for any Recapitalization Event). If upon the occurrence of such event, the assets and funds available for distribution are insufficient to permit the payment to the holders of Series E Preferred Stock and Series E1 Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders, after completion of the distributions provided pursuant to Section 2(a), will be distributed among the holders of the Series E Preferred Stock and Series El Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 2(b).

(c)         After payment has been made to the holders of Series F Preferred Stock and Series Fl Preferred Stock pursuant to Section 2(a) and to the holders of Series E Preferred Stock and Series El Preferred Stock pursuant to Section 2(b), the holders of Series D Preferred Stock and Series D1 Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock, Series Cl Preferred Stock and Common Stock, an amount equal to $3.28152 per share of Series D Preferred Stock then held by such holder (the “Original Series D Issue Price”) and $3.28152 per share of Series D1 Preferred Stock then held by such holder (the “Original Series D1 Issue Price”) plus an amount equal to all declared and unpaid dividends with respect thereto (subject to adjustment of such fixed dollar amounts for any Recapitalization Event). If upon the occurrence of such event, the assets and funds available for distribution pursuant to this Section 2(c) are insufficient to permit the payment to the holders of Series D) Preferred Stock and Series D1 Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders, after completion of the distributions provided pursuant to Sections 2(a) and 2(b), will be distributed among the holders of the Series D Preferred Stock and Series D1 Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 2(c).

(d)         After payment has been made to the holders of Series F Preferred Stock and Series Fl Preferred Stock pursuant to Section 2(a), to the holders of Series E Preferred Stock and Series El Preferred Stock pursuant to Section 2(b) and to the holders of Series D Preferred Stock and Series Dl Preferred Stock pursuant to Section 2(c), the holders of Series C Preferred Stock and Series Cl Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock and Common Stock, an amount equal to $2.850 per share of Series C Preferred Stock then held by such holder (the “Original Series C Issue Price”) and $2.850 per share of Series Cl Preferred Stock then held by such holder (the “Original Series Cl Issue Price”) plus an amount equal to all declared and unpaid dividends with respect thereto (subject to adjustment of such fixed dollar amounts for any Recapitalization Event). If upon the occurrence of such event, the assets and funds available for distribution pursuant to this Section 2(d) are insufficient to permit the payment to the holders of Series C Preferred Stock and Series Cl Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders, after completion of the distributions provided pursuant to Sections 2(a), 2(b) and 2(c), will be distributed among the holders of the Series C Preferred Stock and Series Cl Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 2(d).

(e)         After payment has been made to the holders of Series F Preferred Stock and Series F1 Preferred Stock pursuant to Section 2(a), to the holders of Series E Preferred Stock and Series El Preferred Stock pursuant to Section 2(b), to the holders of Series D Preferred Stock and Series Dl Preferred Stock pursuant to Section 2(c) and to the holders of Series C Preferred Stock and Series Cl Preferred Stock pursuant to Section 2(d), the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to the holders of Common Stock, an amount equal to $2.028 per share of Series A Preferred Stock then, held by such holder (the “Original Series A Issue Price”), $2.028 per share of Series Al Preferred Stock (the “Original Series Al Issue Price”), $7.92 per share of Series B Preferred Stock then held by such holder (the “Original Series B Issue Price”) and $7.92 per share of Series Bl Preferred Stock then held by such holder (the “Original Series B1 Issue Price”), plus an amount equal to all declared and unpaid dividends with respect thereto (subject to adjustment of such fixed dollar amounts for any Recapitalization Event). If upon the occurrence of such event, the assets and funds available for distribution pursuant to this Section 2(e) are insufficient to permit the payment to the holders of Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock and Series Bl Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders, after completion of the distributions provided pursuant to Sections 2(a), 2(b), 2(c) and 2(d), will be distributed among the holders of the Series A Preferred Stock, Series Al Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 2(e).

(f)         After payment has been made to the holders of Preferred Stock pursuant to Sections 2(a), 2(b), 2(c), 2(d) and 2(e), the holders of Common Stock and Preferred Stock shall be entitled to receive, pro rata, the remaining assets of the Corporation available for distribution to stockholders, based on the number of shares of Common Stock then held (assuming conversion of each share of Preferred Stock into shares of Common Stock at the then-existing Conversion Rate (as defined herein) for such series of Preferred Stock); provided, however, that at such time as a holder of Series A Preferred Stock has received an aggregate amount equal to $8.112 per share of Series A Preferred Stock (including any amounts received pursuant to Section 2(e) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series A Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series Al Preferred Stock has received an aggregate amount equal to $8.112 per share of Series Al Preferred Stock (including any amounts received pursuant to Section 2(e) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series Al Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series B Preferred Stock has received an aggregate amount equal to $23.76 per share of Series B Preferred Stock (including any amounts received pursuant to Section 2(e) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series B Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series Bl Preferred Stock has received an aggregate amount equal to $23.76 per share of Series Bl Preferred Stock (including any amounts received pursuant to Section 2(e) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series B1 Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series C Preferred Stock has received an aggregate amount equal to $8.550 per share of Series C Preferred Stock (including any amounts received pursuant to Section 2(d) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series C Preferred Stock in any further distribution hereunder; provided, further, , that at such time as a holder of Series Cl Preferred Stock has received an aggregate amount equal to $8.550 per share of Series Cl Preferred Stock (including any amounts received pursuant to Section 2(d) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series Cl Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series D Preferred Stock has received an aggregate amount equal to $9.84456 per share of Series D Preferred Stock (including any amounts received pursuant to Section 2(c) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series D Preferred Stock in any further distribution hereunder; provided, further that at such time as a holder of Series Dl Preferred Stock has received an aggregate amount equal to $9.84456 per share of Series Dl Preferred Stock (including any amounts received pursuant to Section 2(c) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series D1 Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series E Preferred Stock has received an aggregate amount equal to $19.8342 per share of Series E Preferred Stock (including any amounts received pursuant to Section 2(b) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series E Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series El Preferred Stock has received an aggregate amount equal to $19.8342 per share of Series El Preferred Stock (including any amounts received pursuant to Section 2(b) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series El Preferred Stock in any further distribution hereunder; provided, further, that at such time as a holder of Series F Preferred Stock has received an aggregate amount equal to $22.3956 per share of Series F Preferred Stock (including any amounts received pursuant to Section 2(a) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series F Preferred Stock in any further distribution hereunder; and provided, further, that at such time as a holder of Series Fl Preferred Stock has received an aggregate amount equal to $22.3956 per share of Series Fl Preferred Stock (including any amounts received pursuant to Section 2(a) above and subject to adjustment for any Recapitalization Event), such holder shall cease its participation as a holder of Series Fl Preferred Stock in any thither distribution hereunder.

(g)         A reorganization, merger or consolidation of the Corporation with or into any other corporation or corporations or any other transaction or series of related transactions (excluding issuances of equity in financings predominantly involving financial investors such as venture capitalists), in each case in which holders of outstanding shares of the Corporation immediately prior to such event do not continue to hold by reason of or in exchange for their shares in the Corporation at least 50% of the outstanding voting power of the successor (which may be the Corporation) to the business of the Corporation, or a sale of all or substantially all of the assets of the Corporation or a license of all or substantially all of the Corporation’s intellectual property (each a “Corporate Sale”), shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Section 2. Any securities or property other than cash to be delivered to the holders of the Preferred Stock and Common Stock in any of such events shall be valued as follows:

(i)         if traded on a securities exchange, the value shall be deemed to be such value determined by the Board in the exercise of their reasonable business judgment and approved by the holders of a majority of the Common Stock, voting as a separate class, and the holders of a majority of the Preferred Stock, voting as a separate class on an as-converted into Common Stock basis, or, if there is no such determination and approval, then the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 10-day period ending three (3) business days prior to the closing; or

(ii)         if actively traded in the over-the-counter market, the value shall be deemed to be such value determined by the Board in the exercise of their reasonable business judgment and approved by the holders of a majority of the Common Stock, voting as a separate class, the holders of a majority of the Preferred Stock, voting as a separate class on an as-converted into Common Stock basis, or, if there is no such determination and approval, then the value shall be deemed to be the average of (A) the average of the closing sale prices or (B) if the average of the closing sale prices is not applicable, The average of each day’s average of the closing bid and ask prices over the 10-day period ending three (3) business days prior to the closing; and

(iii)         if there is no public trading market for such securities or other property, by the Board in the exercise of their reasonable business judgment; provided that, if the holders of a majority of the outstanding Preferred Stock (voting on an as-converted into Common Stock basis) object to such valuation then the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, voting as a class on an as-converted into Common Stock basis; and provided further that, if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock, voting as a class on an as-converted into Common Stock basis. The method of valuation for securities pursuant to this Article IV, Section B (2)(g)(iii) that are subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate of the Corporation) shall be to make an appropriate discount from the market value determined in accordance herein to reflect the approximate fair market value of such securities. For this purpose, “affiliate” will mean a person or entity controlled by, controlling or under common control with a specified person or entity.

(iv)         In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

  (A)         cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with or

  (B)         cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice of any of the events described in subsection 2(g) hereof.

(v)         This Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction, which notice shall describe the material terms of the impending transaction, not later than ten (10) days prior to the stockholders’ meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power (on an as-converted into Common Stock basis) of all then outstanding shares of such Preferred Stock.

(h)         For the purposes hereof “Original Issue Price” will mean the Original Series A Issue Price, Original Series Al Issue Price, Original Series B Issue Price, Original Series B1 Issue Price, Original Series C Issue Price, Original Series C1 Issue Price, Original Series D Issue Price, Original Series D1 Issue Price, Original Series E Issue Price, Original Series El Issue Price, Original Series F Issue Price and/or Original Series F1 Issue Price, as relevant to the situation.

3.         Redemption. The Preferred Stock and Common Stock shall not be redeemable.

4.         Voting Rights.

(a)         General. Except as otherwise required by law or as set forth herein, each bolder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock Preferred Stock could be converted on the record date for the vote or consent of stockholders, or if no record date is established, at the date such vote is taken of any consent of stockholders solicited, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Common Stock shall be entitled to one vote for each such share. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law or this Amended and Restated Certificate of Incorporation to be submitted to a class vote. The holder of each share of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as provided by law or this Amended and Restated Certificate of Incorporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded down to the nearest whole number.

(b)         Voting for the Election of Directors. The holders of a majority of the outstanding Series D Preferred Stock and Series D1 Preferred Stock (voting as a single class on an as-converted into Common Stock basis) shall be entitled to elect one (1) director of the Corporation at each annual election of directors (the “Series D Director”). The holders of a majority of the outstanding Series C Preferred Stock and Series Cl Preferred Stock (voting as a single class on an as-converted into Common Stock basis) shall be entitled to elect one (1) director of the Corporation at each annual election of directors (the “Series C Director”). The holders of a majority of the outstanding Series B Preferred Stock and Series Bl Preferred Stock (voting as a single class on an as-converted into Common Stock basis) shall be entitled to elect one (1) director of the Corporation at each annual election of directors (the “Series B Director”). The holders of a majority of the outstanding Common Stock shall be entitled to elect two (2) directors of the Corporation at each annual election of directors. The holders of the Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as converted basis) shall be entitled to elect any remaining directors of the Corporation. For the purposes hereof, the Series B Director, the Series C Director and the Series D Director are referred to collectively as the “Preferred Directors.”

Any vacancy in the Board occurring because of death, resignation or removal of a director elected by the holders of the outstanding class or series with voting power entitled to elect him or her shall be filled by this vote or written consent of the holders of the outstanding class or series with voting power entitled to elect him or her or, in the absence of action by such holders, by action of the remaining directors elected by such class or series. A director may be removed with or without cause by the vote or consent of the holders of outstanding class or series with voting power entitled to elect him or her in accordance with the Delaware General Corporation Law.

5.         Conversion. The holders of the Preferred Stock shall have conversion rights and obligations as follows (the “Conversion Rights”):

(a)         Right to Convert. Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of Series A Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series A Issue Price by the Series A Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the “Series A Conversion Rate” of the Series A Preferred Stock. The conversion price per share (the “Series A Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be the Original Series A Issue Price and the initial Series A Conversion Rate shall be 1 for 1. Each share of Series Al Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series Al Issue Price by the Series Al Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series Al Preferred Stock may be converted is hereinafter referred to as the “Series Al Conversion Rate” of the Series Al Preferred Stock. The conversion price per share (the “Series Al Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series Al Preferred Stock shall be the Original Series Al Issue Price and the initial Series Al Conversion Rate shall be 1 for 1. Each share of Series B Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series B Issue Price by the Series B Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the “Series B Conversion Rate” of the Series B Preferred Stock. The conversion price per share at which shares of Common Stock are issuable upon conversion of any shares of Series B Preferred Stock is hereinafter referred to as the “Series B Conversion Price”. Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation creating the Series F Preferred Stock, the Series B Conversion Price shall be $4.326880 and the Series B Conversion Rate shall be 1.8304174 for 1. Each share of Series B1 Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series Bl Issue Price by the Series B1 Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series B1 Preferred Stock may be converted is hereinafter referred to as the “Series B1 Conversion Rate” of the Series B Preferred Stock. The conversion price per share at which shares of Common Stock are issuable upon conversion of any shares of Series B1 Preferred Stock is hereinafter referred to as the “Series B1 Conversion Price.” Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation creating the Series F Preferred Stock, the Series Bl Conversion Price shall be $4.326880 and the Series B1 Conversion Rate shall be 1.8304174 for 1. Each share of Series C Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series C Issue Price by the Series C Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the “Series C Conversion Rate” of the Series C Preferred Stock. The conversion price per share (the “Series C Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series C Preferred Stock shall be the Original Series C Issue Price and the initial Series C Conversion Rate shall be 1 for 1. Each share of Series Cl Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series Cl Issue Price by the Series Cl Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series Cl Preferred Stock may be converted is hereinafter referred to as the “Series C1 Conversion Rate” of the Series C 1 Preferred Stock. The conversion price per share (the “Series C1 Conversions Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series C1 Preferred Stock shall be the Original Series Cl Issue Price and the initial Series Cl Conversion Rate shall be 1 for 1. Each share of Series D Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series D Issue Price by the Series D Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted is hereinafter referred to as the “Series D Conversion Rate” of the Series D Preferred Stock. The conversion price per share (the “Series D Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series D Preferred Stock shall be the Original Series D Issue Price and the initial Series D Conversion Rate shall be 1 for 1. Each share of Series Dl Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series D1 Issue Price by the Series Dl Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series Dl Preferred Stock may be converted is hereinafter referred to as the “Series D1 Conversion Rate” of the Series Dl Preferred Stock. The conversion price per share (the “Series D1 Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series Dl Preferred Stock shall be the Original Series Dl Issue Price and the initial Series D1 Conversion Rate shall be 1 for 1. Each share of Series E Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series E Issue Price by the Series E Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted is hereinafter referred to as the “Series E Conversion Rate” of the Series E Preferred Stock. The conversion price per share (the.“Series E Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series E Preferred Stock shall be the Original Series E Issue Price and the initial Series E Conversion Rate shall be 1 for 1. Each share of Series El Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series El Issue Price by the Series El Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series El Preferred Stock may be converted is hereinafter referred to as the “Series El Conversion Rate” of the Series El Preferred Stock. The conversion price per share (the “Series E1 Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series El Preferred Stock shall be the Original Series El Issue Price and the initial Series El Conversion Rate shall be 1 for 1. Each share of Series F Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series F Issue Price by the Series F Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted is hereinafter referred to as the “Series F Conversion Rate” of the Series F Preferred Stock. The conversion price per share (the “Series F Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series F Preferred Stock shall be the Original Series F Issue Price and the initial Series F Conversion Rate shall be 1 for 1. Each share of Series Fl Preferred Stock shall be convertible at the initial conversion rate determined by dividing the Original Series F1 Issue Price by the Series Fl Conversion Price (determined as provided herein) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series Fl Preferred Stock may be converted is hereinafter referred to as the “Series Fl Conversion Rate” of the Series Fl Preferred Stock. The conversion price per share (the “Series F1 Conversion Price”) at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series Fl Preferred Stock shall be the Original Series Fl Issue Price and the initial Series Fl Conversion Rate shall be 1 for 1. For the purposes hereof, “Conversion Price” will mean the Series A Conversion Price, Series Al Conversion Price, Series B Conversion Price, Series B1 Conversion Price, Series C Conversion Price, Series Cl Conversion Price, Series D Conversion Price, Series D1 Conversion Price, Series E Conversion Price, Series El Conversion Price, Series F Conversion Price and/or Series Fl Conversion Price, as the case may be. For the purposes hereof, “Conversion Rate” will mean the Series A Conversion Rate, Series Al Conversion Rate, Series B Conversion Rate, Series B1 Conversion Rate, Series C Conversion Rate, Series Cl Conversion Rate, Series D1 Conversion Rate, Series D1 Conversion Rate, Series E Conversion Rate, Series E1 Conversion Rate, Series F Conversion Rate and/or Series Fl Conversion Rate, as the case may be.

(b)         Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective applicable Conversion Rate (i) upon the consent of the holders of at least a majority of the then outstanding Preferred Stock (voting on an as-converted into Common Stock basis), or (ii) immediately upon the closing of a firm commitment underwritten public offering, by a nationally-recognized investment banking firm, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) covering the offer and sale of Common Stock (other than a registration on Form S-8, Form S-4 or comparable or successor forms); provided, that (x) the offering price per share equals or exceeds $15.00 per share (as adjusted for any Recapitalization Event) and (y) the offering results in aggregate gross proceeds (prior to underwriters’ commissions and expenses) to the Corporation of at least $25,000,000 (a “Qualified IPO”). If at any time following the Original Issue Date: (i) any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is entitled pursuant to Section 2 (the “Right of First Refusal”) of that certain Amended and Restated Investor Rights Agreement entered into contemporaneously with the initial sale of shares of Series F Preferred Stock, as amended from time to time (the “Rights Agreement”) to purchase securities issued by the Corporation in connection with an equity financing of the Corporation prior to October 22, 2006 at a price per common equivalent share less than or equal to $546,001,290, divided by the number of common equivalent outstanding shares on a fully diluted basis including, for this purpose, shares reserved for issuance under the Corporation’s stock purchase and stock option plans approved by the Board, calculated, in each case, at the time of such proposed issuance (an “Equity Financing”); (ii) the Board requests that all such holders participate in such Equity Financing; (iii) the Corporation has complied with its obligations under the Rights Agreement with respect to the Right of First Refusal; and (iv) such holder does not exercise its Right of First Refusal to acquire at least the amount of securities to which it is entitled pursuant thereto, then, effective immediately prior to the consummation of such Equity Financing, all of such holder’s shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series B Preferred Stock and Series F Preferred Stock shall automatically and without further action on the part of the Corporation or the holder be converted into the same number of shares of Series Al Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock, Series D1 Preferred Stock, Series El Preferred Stock or Series Fl Preferred Stock, respectively; provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of the Corporation, the Right of First Refusal with respect to such Equity Financing is waived; and provided further that no such conversion shall apply to shares of Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock held by Intel Capital Corporation or its affiliates (“Intel”) and this “provided further” clause shall not be amended or modified without the written consent of Intel. The holder of any shares of Preferred Stock converted pursuant to this subparagraph (b) shall promptly deliver to the Corporation or the relevant transfer agent the certificate or certificates representing the shares so converted, duly endorsed or assigned in blank to the Corporation. The Corporation shall thereafter deliver to such holder a certificate or certificates for the number of shares issuable upon such conversion. The person in whose name the certificate for such shares is to be issued shall be deemed to have become a shareholder of the Corporation as to such conversion shares on the effective date of such conversion.

(c)         Adjustments to Conversion Price of Preferred Stock.

(i)         Special Definitions. For purposes of this Section 5(c), the following definitions shall apply:

(A)         “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(B)         “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(C)         “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii) below, deemed to be issued) by the Corporation from and after the day prior to the Original Issue Date, other than shares of Common Stock issued or issuable:

(I)         upon conversion of shares of Preferred Stock;

(II)         to officers, directors or employees of, or consultants to, the Corporation pursuant to a warrant, stock grant, option plan, purchase plan or other employee or service provider stock incentive program or agreement approved by the Board;

(III)         in connection with the acquisition of all or part of the equity securities of another company by merger, reorganization or otherwise, or in connection with the purchase of all or part of the assets of another company, in each case pursuant to a plan or arrangement approved by the Board (including a majority of Preferred Directors), including without limitation shares that may be issued incident to the subsequent exercise of rights granted in connection with such merger, reorganization or acquisition;

(IV)         in connection with any commercial bank, capital lease or equipment financing or similar transaction not primarily intended to raise equity capital and approved by the Board (including a majority of the Preferred Directors);

(V)         as a dividend or distribution on Preferred Stock or

(VI)         in connection with any licensing, distribution, development, corporate partnering or similar transaction approved by the Board (including a majority of the Preferred Directors); or

(VII)         in connection with a firmly underwritten public offering of shares of the Corporation’s Common Stock, registered under the Securities Act.

(D)         “Original Issue Date” shall mean the date on which the first shares of Series F Preferred Stock are issued.

(ii)         No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for such Additional Shares of Common issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, in effect on the date of, and immediately prior to, such issue. Notwithstanding anything else herein, there will be no adjustment at all to the Series Al Conversion Price, the Series B1 Conversion Price, the Series Cl Conversion Price, the Series Dl Conversion Price, the Series El Conversion Price or the Series Fl Conversion Price in respect of the issuance of Additional Shares of Common except in connection with Additional Shares of Common deemed issued as provided in Section 5(c)(iii)(B), below.

(iii)         Deemed Issue of Additional Shares of Common.

(A)         Options and Convertible Securities. In the event the Corporation at any time or from time to time from and after the day prior to the Original Issue Date shall issue any Options or Convertible Securities (including shares of Series F Preferred Stock) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common issued as of the time of such issue or; in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(iv) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

(I)         except as provided in Section 5(c)(iii)(A)(II) below, no further adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(II)         if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

(III)         no readjustment pursuant to clause (II) above shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as applicable, on the original adjustment date or (2) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as applicable, that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

(B)         Stock Dividends and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock (without a similar dividend on Preferred Stock on an as-converted into Common Stock basis), or effect a split or subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) (without a similar split or subdivision of the Preferred Stock), then and in any such event, Additional Shares of Common shall be deemed to have been issued:

(I)         in the case of any such dividend, in an amount equal to the number of shares of Common Stock issued as a dividend, and deemed issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or

(II)         in the case of any such split or subdivision, in an amount equal to the number of shares of outstanding Common Stock increased by reason of such split or subdivision, and deemed issued at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(iv)         Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(c)(iii)) after the effective date hereof without consideration or, in the case of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, only, for a consideration per share less than the Conversion Price of a particular series of Preferred Stock in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the “Dilution Price”), then and in each such event the Conversion Price applicable to such series of Preferred Stock, shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding or deemed outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding or deemed outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 5(c)(iv), all shares of Common Stock issuable upon conversion of all outstanding Preferred, and conversion or exercise of other outstanding Convertible Securities shall be deemed to be outstanding, and, immediately after any Additional Shares of Common are deemed issued pursuant to Section 5(c)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding. Notwithstanding the above, there will be no adjustment in the Series Al Conversion Price, the Series B1 Conversion Price, the Series Cl Conversion Price, the Series D1 Conversion Price, the Series El Conversion Price or the Series Fl Conversion Price pursuant to this Section 5(c)(iv) by reason of the issuance or deemed issuance of Additional Shares of Common other than by reason of Section 5(c)(iii)(B).

(v)         Determination of Consideration. For purposes of this Section 5(c), the consideration received or deemed received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

(A)         Cash and Property: Such consideration shall:

(I)         insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof;

(II)         insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board in the good faith exercise of its reasonable business judgment; and

(III)         in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B), as determined in good faith by the Board.

(B)         Options and Convertible Securities. The consideration per share to be deemed received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(c), relating to Options and Convertible Securities, shall be determined by dividing:

(I)         the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein , for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(C)         Stock Dividends and Stock Subdivisions. Any Additional Shares of Common deemed to have been issued, relating to stock dividends and stock splits or subdivisions, shall be deemed to have been issued for no consideration.

(vi)         Other Adjustments to Conversion Price.

(A)         Subdivisions Combinations or Consolidations of Common. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock after the Original Issue Date, each Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted to the extent not adjusted by reason of Section 5(c)(iii)(B).

(B)         Distributions Other Than Cash Dividends Out of Retained Earnings. In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock (other than Common Stock and other than as otherwise adjusted in this Section 5(c)), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred.

(C)         Reclassifications. In the case, at any time after the date hereof; of any capital reorganization (except as provided in Section 2(f)) or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), each Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of the relevant series of Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification, the holder had converted the holder’s shares of the Preferred Stock into Common Stock. The provisions of this Section 5(c)(vi)(C) shall similarly apply to successive reorganizations, reclassifications, consolidations or Corporate Sales,

(d)         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each relevant holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock

(e)         Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same voluntarily into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to subsection 5(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted. In the case of an automatic conversion into Common Stock pursuant to subsection 5(b) hereof, such conversion shall be deemed to have occurred upon the giving of the relevant consent referred to in subsection 5(b)(i) or immediately prior to the closing of the offering referred to in subsection 5(b)(ii) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date without regard whether the certificates therefor have been surrendered for conversion. In the case of an automatic conversion into Series Al Preferred Stock, Series Bl Preferred Stock, Series Cl Preferred Stock, Series Dl Preferred Stock, Series El Preferred Stock or Series Fl Preferred Stock, such conversion shall be deemed to have occurred immediately prior to the closing of the relevant Equity Financing and the person or persons entitled to receive the shares of Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Preferred Stock on such date without regard whether the certificates therefor have been surrendered for conversion

(f)         Fractional Shares. In lieu of any fractional shares to which a holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock.

(g)         No Impairment. Other than by amendment to the Corporation’s Amended and Restated Certificate of Incorporation in accordance with Section 5, the Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(h)         Reservation of Stock Issue Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred such number of its shares of Common Stock as Shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(i)         No Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation. No shares of Series F Preferred Stock which have been converted into shares of Series Fl Preferred Stock, no shares of Series E Preferred Stock which have been converted into shares of Series El Preferred Stock, no shares of Series D Preferred Stock which have been converted into shares of Series Dl Preferred Stock, no shares of Series C Preferred Stock which have been converted into shares of Series Cl Preferred Stock, no shares of Series B Preferred Stock which have been converted into shares of Series B1 Preferred Stock and no shares of Series A Preferred Stock which have been converted into shares of Series Al Preferred Stock shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

(j)         Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (whether in cash, property, stock or other securities), any sight to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each bolder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of ‘such dividend, distribution or right.

(k)         Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

6.         Protective Provisions. In addition to any other rights provided by law, so long as any Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Preferred Stock, voting as a single class on an as-converted into Common Stock basis:

(a)         authorize, create or issue shares of any class or series of capital stock (or securities convertible into or exchangeable for such stock) having any preference or priority senior to, or being on a parity with any series of Preferred Stock as to any of the rights, preferences and privileges thereof; including voting rights, or issue any shares of Series Al Preferred Stock, Series B1 Preferred Stock, Series Cl Preferred Stock, Series D1 Preferred Stock, Series El Preferred Stock or Series Fl Preferred Stock other than associated with conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively;

(b)         alter or change the rights, preferences or privileges of any outstanding series of Preferred Stock;

(c)         make any public offering of its equity securities, other than a Qualified IPO;

(d)         declare or pay any dividends on shares of Common Stock;

(e)         redeem or repurchase any of the Corporation’s equity securities other than pursuant to agreements with founders, holders of restricted stock or option holders at cost and unanimously approved by the Board;

(f)         effect any liquidation, dissolution, winding-up, recapitalization, reorganization, or Corporate Sale;

(g)         change the number o f authorized directors of the Board;

(h)         amend the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws; or

(i)         commence a line of business substantially different and distinct from all existing lines of business of the Corporation

Further; so long as any Preferred Stock shall be outstanding, the Corporation shall not, without the approval of the Board, (x) incur aggregate funded debt any time outstanding of in excess of $3,000,000, (y) acquire for in excess of $1,000,000 the business or assets of any particular business operation; or (z) grant to any unaffiliated third party an exclusive license to a material portion of the Corporation’s intellectual property assets.

ARTICLE V

A.         Limitation of Directors’ and Officers’ Liability. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Neither any amendment nor repeal of this Article, nor the adoption of any provisions of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

B.         Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such repeal or modification.